UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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CBIZ, INC.

(Name of Registrant as Specified In Its Charter)

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In connection with the transactions contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated July 30, 2024, among CBIZ, Inc., a Delaware corporation (the “Company” or “CBIZ”), Marcum LLP, a New York registered limited liability partnership (“Marcum”), Marcum Advisory Group LLC, a Delaware limited liability company and wholly owned subsidiary of Marcum (“MAG”), PMMS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Marcum Partners SPV LLC, a Delaware limited liability company, the Company posted the following information on its website:

CBIZ TO ACQUIRE MARCUM

On July 31, we announced that we have entered into a definitive agreement to acquire Marcum, which, when completed, will solidify our position as a leading provider of professional services to the growing middle market and make us the seventh-largest accounting services provider in the U.S. with approximately $2.8 billion in revenue. We are excited about our future together and our combined ability to drive accelerated growth for our team, our clients and our business.

Stronger Together

While we have a long history of growing by acquisition, this will mark the biggest transaction in our history. Specifically, this acquisition will enable us to:

•	Market Position: Solidify our position as a leading provider of professional services to the growing middle market and make us the seventh-largest accounting services provider in the nation

•	Growth Strategy: Scale accelerates growth and further positions CBIZ as an acquirer of choice

•	Our People: Attract and retain the best and brightest in our industries, enhance learning and development aligned to meaningful career paths and expanded growth opportunities

•	Client Experience: Offer an unmatched breadth of services and depth of expertise including the development of innovative and actionable solutions

•	Industry Expertise: Combined industry knowledge enables access to new sectors and expands presence in target industries

•	Innovation & Technology: Enable greater investment in technology to support data-driven insights and solutions while driving innovation, increasing efficiency and enhancing performance

•	Shareholder Value: Expect to be accretive in 2025 with an estimated contribution to Adjusted EPS of approximately 10%

Moving Forward

We anticipate closing the deal in the fourth quarter of 2024 subject to the approval of our stockholders, the approval of Marcum’s partners and other customary closing conditions.

At-A-Glance

AT-A-GLANCE

Upon close:

Revenue:
Approximately $2.8 billion

Team Members:
More than 10,000

Major Markets:
21

Clients:
135,000+

FAQs

Q: What was announced?

A: CBIZ announced that it has entered into a definitive agreement to acquire Marcum

Q: Can you tell me more about Marcum?

A: Marcum is the 13th largest accounting and advisory firm in the U.S. with $1.2 billion in revenue. Based in New York City, Marcum serves more than 35,000 clients across 43 offices in major U.S. markets through a network of more than 3,500 professionals.

Q: When will the transaction be finalized?

A: We anticipate closing the deal in the fourth quarter of 2024 subject to the approval of our stockholders, the approval of Marcum’s partners and other customary closing conditions.

Q: Why does CBIZ want to acquire Marcum?

A: This transaction, the largest and most significant acquisition in our history, is a major step forward in accelerating our growth strategy and solidifies our position as a leading provider of professional services to the middle market. Our expanded breadth of services and depth of expertise will allow us to bring more innovative and actionable solutions to our combined client base; continue to attract and retain top talent; enable greater investments in technology and the development of data-driven and actionable solutions and strengthen our presence in key industries and markets. And our people will have the opportunity to do even more interesting, meaningful work for a broader array of clients.

Q: What will this deal mean to team members, clients and our business?

A: While there are many benefits to all our stakeholders, the simple answer is that this deal presents an opportunity for growth – for our people, for our clients and for our business overall. We are excited about the future.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

The following is a transcript of a video included on the Company’s website along with the foregoing information:

Jerry Grisko:

•	On behalf of the CBIZ team, I’m thrilled to announce our plan to acquire Marcum, which marks the biggest such transaction in our history.

•

When completed, we’ll become the seventh-largest accounting services provider in the country, and together with our benefits and insurance, advisory, and other businesses, we’ll be the largest professional services provider of our kind in the nation. At closing, our combined company will have revenues of close to $3 billion, more than 10,000 team members, and over 135,000 clients.

•	We’ll become the unrivaled leader in providing accounting, tax, advisory, insurance and other professional services to middle-market clients.

•	When CBIZ and Marcum come together, we will be unmatched in:

•	The breadth of services, depth of expertise, and actionable solutions we will bring to our clients; and

•	Our ability to win the war for talent by creating new growth opportunities for our team members.

TITLE CARD: The power of many coming together as one

Jerry Grisko:

•

CBIZ and Marcum share a dedication to high-quality, innovative professional services, and personalized, local client relationships bolstered by national resources. Now, our organizations are ready to join forces from positions of strength and embark on our next chapter of growth.

•	By coming together, we’ll better serve our existing clients and attract new business through expanded services, innovative solutions and broader industry knowledge.

•	In fact, one of Marcum’s differentiators is its go-to-market strategy based on industry expertise, which we will leverage to develop even higher-value solutions for our clients.

•	We’ll also gain greater presence in key geographic markets, boosting our national profile.

•

As we move forward, we will take our services to the next level by uniting three incredibly powerful forces: human intelligence, artificial intelligence, and actionable data. And when it comes to actionable data, our many decades of experience focused solely on the middle market constitute a treasure trove of invaluable information and expertise unmatched in our industries.

TITLE CARD: It’s a transformative time for our industry…

Jerry Grisko:

•

Our industries are undergoing a significant transformation as a result of several forces, including the war for talent; the rise of new technologies, including AI; and the rapid shift toward a data-driven market where analytical skills and accuracy make the difference.

•

While some in our industries look at advances in technology and automation as a threat, we see it as an opportunity for ourselves and our clients because these forces signal an ever-growing demand for our expertise.

•

Through that lens, the leadership teams at both CBIZ and Marcum clearly saw that the firms that will thrive in this environment will be those with the scale and the capital to invest in people, technology, innovative services and solutions, and growth.

TITLE CARD: A future full of opportunity

Jerry Grisko:

•	When this deal closes, our combined team will be able to accelerate our investments into new and even higher-value-added services.

•

And while we’re excited about the new possibilities and opportunities ahead, there’s plenty that won’t change. Our name will still be CBIZ. Our top priority will always be our people and our clients. And our vision remains the same: to be the most valued provider of accounting, insurance and other professional services to the middle market.

•

At its essence, this combined vision is best expressed by the vector in our CBIZ logo, which symbolizes the power of many coming together as one to accelerate growth. Growth for our clients, growth for our business, and growth for our team members.

•	We believe that this is an incredible opportunity for all of our stakeholders. And I can’t wait to see what heights we will reach when CBIZ and Marcum come together as one.

The Company also posted the following messages across various social media accounts related to the transaction and referencing foregoing information on the Company’s website:

We are excited to announce that we have entered into an agreement to acquire @Marcum, marking the largest such transaction in @CBIZ’s history.

By combining our teams, we will be stronger together and provide growth opportunities for our people our clients and our business. Take a look at the video above to learn more about this historic milestone and how, together, we will break away in our industry.

#TeamCBIZ #StrongerTogether #Growth

Learn more here: https://www.cbiz.com/stronger-together Link contains important information about the transaction

***

We are excited to announce that we have entered into an agreement to acquire @Marcum, marking the largest such transaction in the @CBIZ’s history.

By combining teams, we will be stronger together and solidify our standing as a leading provider of professional advisory services to the middle market and become the 7th largest accounting provider in the U.S. Take a look at the video below to learn more about this historic milestone.

#TeamCBIZ #StrongerTogether #Growth

Learn more here: https://www.cbiz.com/stronger-together Link contains important information about the transaction

***

We are excited to announce that we have entered into an agreement to acquire @Marcum marking the largest transaction in our history. By combining our talented @CBIZ team with Marcum, we will be stronger together. Check out the video below #TeamCBIZ #StrongerTogether

Learn more here: https://www.cbiz.com/stronger-together Link contains important information about the transaction

***

We are excited to announce that we have entered into an agreement to acquire @Marcum, marking the largest such transaction in our company’s history.

We believe that by combining our talented @CBIZ team with Marcum, we will be stronger together and solidify our standing as a leading provider of professional services to the middle market and become the seventh-largest accounting provider in the U.S. Take a look at the video below to learn more about this historic milestone.

#TeamCBIZ #StrongerTogether #Opportunity

Learn more here: https://www.cbiz.com/stronger-together Link contains important information about the transaction

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.